EXHIBIT 23.1
                        Consent of Registrant's Auditors
                        To Include Review Report in
                        Quarterly Report on Form 10-Q


February 14, 2001

Securities and Exchange Commission
Washington, D.C. 20549

	RE: TRB Systems International Inc.




Gentlemen:


	We have reviewed the balance sheet and accompanying statements of the Registrant, for the fiscal quarter ending December 31, 2000, the quarter ending December 31, 1999, and consent to the Review reports, statements, and notes being filed with the Quarterly Report of which this exhibit forms a part, and with any amendment thereto.

This accounting firm hereby consents to the filing of this consent as an exhibit to the Registration Statement.





/s/Stan J.H. Lee/s/
Stan J.H. Lee, CPA
440 West St., 3rd Fl.
Fort Lee, NJ 07024-5058


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